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                                                                  EXECUTION COPY



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                          INSURANCE AND INDEMNITY AGREEMENT


                                        among


                          FINANCIAL SECURITY ASSURANCE INC.,

                       ATLANTIC AUTO THIRD FUNDING CORPORATION

                                         and

                          ATLANTIC AUTO FINANCE CORPORATION


                              Dated as of June 20, 1996



                          Atlantic Auto Grantor Trust 1996-A
                       6.70% Asset Backed Certificates, Class A
                                     $45,837,000


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                                  TABLE OF CONTENTS

                                                                       Page

                                      ARTICLE I.

                                     DEFINITIONS

    Section 1.01.       Definitions. . . . . . . . . . . . . . . . .      2


                                     ARTICLE II.

                      REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 2.01.       Representations and Warranties of Atlantic
                          and the Seller . . . . . . . . . . . . . .      2
    Section 2.02.       Affirmative Covenants of Atlantic and the
                          Seller . . . . . . . . . . . . . . . . . .     10
    Section 2.03.       Negative Covenants of Atlantic and the
                         Seller. . . . . . . . . . . . . . . . . . .     17


                                     ARTICLE III.

                      THE POLICY; REIMBURSEMENT; INDEMNIFICATION

    Section 3.01.       Issuance of the Policy . . . . . . . . . . .     20
    Section 3.02.       Payment of Fees and Premium. . . . . . . . .     21
    Section 3.03.       Reimbursement Obligation . . . . . . . . . .     22
    Section 3.04.       Indemnification. . . . . . . . . . . . . . .     23
    Section 3.05.       Subrogation. . . . . . . . . . . . . . . . .     25

                                     ARTICLE IV.

                                  FURTHER AGREEMENTS

    Section 4.01.       Effective Date; Term of Agreement. . . . . .     26
    Section 4.02.       Obligation Absolute. . . . . . . . . . . . .     26
    Section 4.03.       Assignments; Reinsurance; Third-Party
                          Rights . . . . . . . . . . . . . . . . . .     27
    Section 4.04.       Liability of Financial Security. . . . . . .     28

                                      ARTICLE V.

                             EVENTS OF DEFAULT; REMEDIES

    Section 5.01.       Events of Default. . . . . . . . . . . . . .     29
    Section 5.02.       Remedies; Waivers. . . . . . . . . . . . . .     30


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                                                                       PAGE
                                     ARTICLE VI.

                                    MISCELLANEOUS

    Section 6.01.       Amendments, Etc. . . . . . . . . . . . . . .     32
    Section 6.02.       Notices. . . . . . . . . . . . . . . . . . .     32
    Section 6.03.       Payment Procedure. . . . . . . . . . . . . .     33
    Section 6.04.       Severability . . . . . . . . . . . . . . . .     33
    Section 6.05.       Governing Law. . . . . . . . . . . . . . . .     34
    Section 6.06.       Consent to Jurisdiction. . . . . . . . . . .     34
    Section 6.07.       Consent of Financial Security. . . . . . . .     35
    Section 6.08.       Counterparts . . . . . . . . . . . . . . . .     35
    Section 6.09.       Trial by Jury Waived . . . . . . . . . . . .     35
    Section 6.10.       Limited Liability. . . . . . . . . . . . . .     35
    Section 6.11.       Entire Agreement . . . . . . . . . . . . . .     35
    Section 6.12        Non-petition Covenant. . . . . . . . . . . .     36



   Appendix I      -    Definitions

   Annex I         -    Form of Financial Guaranty Insurance Policy

   Appendix II     -    Conditions Precedent to Issuance of the Policy

   Appendix A      -    Opinions of Counsel

                          INSURANCE AND INDEMNITY AGREEMENT


    INSURANCE AND INDEMNITY AGREEMENT dated as of June 20, 1996, by and among FINANCIAL SECURITY ASSURANCE INC. ("FINANCIAL SECURITY"), ATLANTIC AUTO THIRD FUNDING CORPORATION (the "SELLER") and ATLANTIC AUTO FINANCE CORPORATION ("ATLANTIC").


                               INTRODUCTORY STATEMENTS

    A. On the Closing Date, (i) CXC will convey certain of the Receivables and certain other property related thereto to AAFC pursuant to the CXC Assignment,
(ii) AAFC will simultaneously sell all of its right, title and interest in and to the Receivables and certain other property related thereto to Atlantic pursuant to the AAFC Assignment, (iii) Atlantic will simultaneously sell all of its right, title and interest in and to the Receivables and such other property related thereto to the Seller pursuant to the Receivables Purchase Agreement,
(iv) the Seller will simultaneously sell to the Trust all of its right, title and interest in and to the Receivables and such other property related thereto pursuant to the Pooling and Servicing Agreement and (v) CNAI and CXC will simultaneously release their respective liens on certain of the Receivables and certain other property related thereto pursuant to the Loan and Security Agreement, the Intercreditor Agreement and the CXC Receivables Purchase Agreement.

    B. The Securities will evidence in the aggregate an undivided ownership interest of 97% of the Trust. The Seller has requested that Financial Security issue a financial guaranty insurance policy guarantying certain distributions of the principal of and interest on the Securities (including any such distributions subsequently avoided as a preference under applicable bankruptcy law) upon the terms and subject to the conditions provided herein.

    C. It is contemplated that Atlantic and/or the Seller or any other
Affiliate of Atlantic may in the future enter into one or more additional pooling and servicing agreements, sale and servicing agreements, indentures, receivables purchase agreements or other financing documents (each, a "Securitization Agreement") pursuant to which Atlantic, the Seller or such other Affiliate of Atlantic will sell or pledge all or a portion of its right, title and interest in and to pools of Receivables and/or other financial assets or property to a trust or other Person and in connection therewith Financial Security in its discretion may issue additional policies with respect to certain guaranteed distributions or scheduled payments with respect to the corresponding additional securities, certificates, notes or other obligations issued or arising under a Securitization Agreement.

    D. The parties hereto desire to specify the conditions precedent to the issuance of the Policy, the terms of payment of premium in respect of the Policy, the indemnity and reimbursement to be provided to Financial Security in respect of amounts paid by Financial Security under the Policy or otherwise and certain other matters.

    In consideration of the premises and of the agreements herein contained, Financial Security, Atlantic and the Seller hereby agree as follows:


                                      ARTICLE I.

                                     DEFINITIONS

    Section 1.01. DEFINITIONS. All terms defined in the Pooling and Servicing Agreement or in the Spread Account Agreement shall have the same meanings in this Agreement. Unless otherwise specified, if a word or phrase defined in the Pooling and Servicing Agreement or in the Spread Account Agreement can be applied with respect to one or more Series, such a word or phrase shall be used herein as applied to Series 1996-A. In addition, capitalized terms used herein shall have the meanings provided in Appendix I hereto unless the context otherwise requires.


                                     ARTICLE II.

                      REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 2.01. REPRESENTATIONS AND WARRANTIES OF ATLANTIC AND THE SELLER. Atlantic represents, warrants and covenants, as of the date hereof and the Date of Issuance, with respect to itself, with respect to the Seller, and otherwise as follows, and the Seller represents, warrants and covenants, as of the date hereof and the Date of Issuance, with respect to itself and otherwise, as follows:

         (a) DUE ORGANIZATION AND QUALIFICATION. Each of Atlantic and the Seller is a Delaware corporation, duly organized, validly existing and in good
standing under the laws of Delaware.   Each of Atlantic and the Seller is duly
qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "APPROVALS") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under


                                         -2-

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the Transaction Documents to which it is party, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Receivable unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.

         (b) POWER AND AUTHORITY. Each of Atlantic and the Seller has all necessary power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents to which it is party and to consummate the Transaction.

         (c) DUE AUTHORIZATION. The execution, delivery and performance of the Transaction Documents by each of Atlantic and the Seller have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person.

         (d) NONCONTRAVENTION. None of the execution and delivery of the Transaction Documents by the Seller or by Atlantic, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents,

               (i) conflicts with or results in any breach or violation of any provision of the Certificate of Incorporation or the Bylaws of the Seller or of Atlantic, respectively, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Seller or Atlantic, as the case may be, or any of their respective properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Seller or Atlantic, as the case may be,

              (ii) constitutes a default by the Seller or Atlantic, as the case may be, under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Seller or Atlantic, as the case may be, or any of their respective Subsidiaries or Affiliates is a party or by which it or any of its or their properties is or may be bound or affected, or

             (iii) results in or requires the creation of any Lien upon or in respect of any of the assets of the Seller or Atlantic or any of their respective Subsidiaries or Affiliates except as otherwise expressly contemplated by the Transaction Documents.


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         (e) LEGAL PROCEEDINGS.  There is no action, proceeding or
investigation, by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Receivables, Atlantic, the Seller or any of their respective Subsidiaries or Affiliates, or any properties or rights of Atlantic, the Seller, or any of their respective Subsidiaries or Affiliates, pending or threatened, which, in any case, if decided adversely, could result in a Material Adverse Change with respect to Atlantic, the Seller, or any Receivable.

         (f) VALID AND BINDING OBLIGATIONS. Each of the Transaction Documents to which Atlantic or the Seller is a party when executed and delivered by Atlantic or by the Seller, as the case may be, will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Securities, when executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement and, together with the Class B Certificates will evidence the entire beneficial ownership interest in the Trust.

         (g) FINANCIAL STATEMENTS.  The Financial Statements of each of
Atlantic and UAG, copies of which have been furnished to Financial Security, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Atlantic and UAG, respectively, as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments).
Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the Financial Statements, neither Atlantic nor UAG is subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of Atlantic or UAG, as the case may be.

         (h) ERISA. No Accumulated Funding Deficiency, whether or not waived, has occurred with respect to any Plan. No Plan has been terminated, and no Commonly Controlled Entity has withdrawn from any Multiemployer Plan which could result in any liability under ERISA of a Commonly Controlled Entity. No Reportable Event or other event or condition has occurred which could result in the termination of any Plan by the PBGC. No Plan has an Underfunding greater than $100,000. The aggregate amount


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of Underfunding for all Underfunded Plans does not exceed $100,000.  The liability to which the Commonly Controlled Entities would become subject under ERISA if they were to withdraw completely from all Multiemployer Plans as of the most recent valuation date is not in excess of $100,000. The Multiemployer Plans are neither in Reorganization (as defined in Section 4241 of ERISA) nor Insolvent (as defined in Section 4245 of ERISA). Each of the Seller and Atlantic is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC (other than premiums due to the PBGC) in connection with any Plan or Multiemployer Plan.

n        (i) ACCURACY OF INFORMATION.  None of the Provided Documents contain any statement of a material fact with respect to Atlantic, the Seller or the Transaction that was untrue or misleading in any material respect when made (except insofar as any Provided Document was corrected or superseded by a subsequent Provided Document and Financial Security has not detrimentally relied on the original thereof). Since the furnishing of the Provided Documents, there has been no change, nor any development or event involving a prospective change known to Atlantic or to the Seller, that would render any of the Provided Documents untrue or misleading in any material respect. There is no fact known to Atlantic or to the Seller which has a material possibility of causing a Material Adverse Change with respect to Atlantic, the Seller or the Receivables.

         (j) COMPLIANCE WITH SECURITIES LAWS. The offer and sale of the Securities comply in all material respects with all requirements of law, including all applicable registration requirements of securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; PROVIDED that no representation is made with respect to information included in an Offering Document and furnished by Financial Security in writing expressly for use therein (all such information so furnished being referred to herein as "FINANCIAL SECURITY INFORMATION"), it being understood that, in respect of the initial Offering Document, the Financial Security Information is limited to the information included under the caption "THE CERTIFICATE INSURER" and the financial statements of Financial Security appended thereto. Neither the Trust nor the Trust Property is to be registered as an "investment company" under the Investment Company Act. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act.

         (k) TRANSACTION DOCUMENTS. Each of the representations and warranties of Atlantic or of the Seller contained in the Transaction Documents is true and correct in all material respects and each of Atlantic and the Seller hereby makes each such representation and warranty made by it to, and for the benefit of, Financial Security as if the same were set forth in full herein.

         (l) NO CONSENTS. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by Atlantic or by the Seller of this Agreement or by Atlantic or the Seller of any other Transaction Document to which such Person is a party, except (in each case) such as have been obtained and are in full force and effect.

         (m) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed or proposed to be employed by Atlantic or by the Seller in the conduct of their respective businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Change with respect to such Person.

         (n) SPECIAL PURPOSE ENTITY.

               (i) The capital of the Seller is adequate for the business and undertakings of the Seller.

              (ii) Other than with respect to the ownership by Atlantic of the stock of the Seller and the transactions as provided in the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Premium Letter, and the Spread Account Agreement, the Seller is not engaged in any business transactions with Atlantic or any of its Affiliates.

             (iii) At least one director of the Seller shall be a person who is not, and will not be, a director, officer, employee or holder of any equity securities of Atlantic or any of its Affiliates.

              (iv) The Seller's funds and assets are not, and will not be, commingled with the funds of any other Person except as explicitly permitted under the Transaction Documents.

               (v) The articles of incorporation and/or bylaws of the Seller require it to maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors.

         (o) SOLVENCY; FRAUDULENT CONVEYANCE. Each of Atlantic and the Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, neither Atlantic nor the Seller will be left with an unreasonably small amount of capital with which to engage in its business. Neither Atlantic nor the Seller intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature.
Neither Atlantic nor the Seller is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Atlantic or the Seller, as the case may be, or any of their respective assets. The amount of consideration being received by the Seller upon the sale of the Securities constitutes reasonably equivalent value and fair consideration for the interest in the portion of the Trust Property evidenced by the Securities. The amount of consideration being received by the Seller upon the sale of the Receivables and the Other Trust Property to the Trust constitutes reasonably equivalent value and fair consideration for such Receivables and Other Trust Property. The amount of consideration being received by Atlantic upon the sale of the Receivables and Other Conveyed Property (as such term is defined in the Receivables Purchase Agreement) by Atlantic to the Seller constitutes reasonably equivalent value and fair consideration to Atlantic for the Receivables. Atlantic is not transferring the Receivables and Other Conveyed Property (as such term is defined in the Receivables Purchase Agreement) to the Seller, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the creditors of Atlantic. The Seller is not transferring the Receivables and the Other Trust Property to the Trust or selling the Securities, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Seller's creditors.

         (p) INVESTMENT COMPANY ACT COMPLIANCE. Neither Atlantic nor the Seller is required to be registered as an "investment company" under the Investment Company Act. Neither Atlantic nor the Seller is subject to the information reporting requirements of the Securities Exchange Act.

         (q) GOOD TITLE; VALID TRANSFER; ABSENCE OF LIENS; SECURITY INTEREST.

               (i) Immediately prior to the sale of the Receivables and certain related property by AAFC to Atlantic pursuant to the AAFC Assignment on the Closing Date, AAFC was the owner of, and had good and marketable title to, such Receivables and related property free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and pledge such Receivables and related property pursuant to the terms


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

    of the AAFC Assignment. The AAFC Assignment constitutes a valid sale, transfer and assignment of such Receivables and related property to Atlantic, enforceable against the creditors of and purchasers of AAFC. In the event that, in contravention of the intention of the parties, the transfer by AAFC of such Receivables and related property to Atlantic is characterized as other than a sale, such transfer shall be characterized as a secured financing, and Atlantic shall have a valid and perfected first priority security interest in such Receivables and related property free and clear of all Liens and Restrictions on Transferability.

              (ii) Immediately prior to the sale of the Receivables and Other Conveyed Property (as such term is defined in the Receivables Purchase Agreement) by Atlantic to the Seller pursuant to the Receivables Purchase Agreement on the Closing Date, Atlantic was the owner of, and had good and marketable title to, such Receivables and Other Conveyed Property free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and pledge such Receivables and Other Conveyed Property pursuant to the terms of the Receivables Purchase Agreement. The Receivables Purchase Agreement constitutes a valid sale, transfer and assignment of such Receivables and Other Conveyed Property to the Seller, enforceable against the creditors of and purchasers of Atlantic. In the event that, in contravention of the intention of the parties, the transfer by Atlantic of such Receivables and Other Conveyed Property to the Seller is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Seller shall have a valid and perfected first priority security interest in such Receivables and Other Conveyed Property free and clear of all Liens and Restrictions on Transferability.

             (iii) Immediately prior to the sale of the Receivables and the Other Trust Property to the Trust pursuant to the Pooling and Servicing Agreement on the Closing Date, the Seller was the owner of, and had good and marketable title to, such Receivables and Other Trust Property free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and pledge such Receivables and the Other Trust Property. The Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment of the Receivables and Other Trust Property to the Trust, enforceable against creditors of and purchasers of the Seller. In the event that, in contravention of the intention of the parties, the transfer of the Receivables and the Other Trust Property by the Seller to the Trust is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Trust shall have a valid and perfected first priority security interest in the Receivables and Other Trust Property free and clear of all Liens and Restrictions on Transferability.

         (r) PERFECTION OF LIENS AND SECURITY INTEREST. On the Closing Date, the assignment to, or Lien and security interest in favor of, (i) the Seller with respect to the Receivables and the Other Conveyed Property (as such term is defined in the Receivables Purchase Agreement) will be perfected by the delivery of the Receivable Files for the Receivables to the Seller (for immediate delivery of the Custodial Receivable Files to the Custodian), the filing of financing statements on Form UCC-1 in each jurisdiction where such recording or filing is necessary for the perfection thereof and delivery to the Seller of the CXC Assignment by CXC, the AAFC Assignment by AAFC and a release letter of CNAI effecting the release of the Lien and security interest and/or ownership interest of each of CXC, AAFC and CNAI in the Receivables and such Other Conveyed Property, and (ii) the Trustee with respect to the Receivables and the Other Trust Property will be perfected by the delivery of the Custodial Receivables Files for the Receivables to the Custodian, the filing of financing statements on Form UCC-1 in each jurisdiction where such recording or filing is necessary for the perfection thereof, the delivery to the Trustee of the CXC Assignment by CXC, the AAFC Assignment by AAFC and a release letter of CNAI effecting the release of the Lien and security interest and/or ownership interest of each of CXC, AAFC and CNAI in the Receivables and Other Trust Property and the establishment of the Collection Account and the Lockbox Account in accordance with the provisions of the Transaction Documents, and no other filings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Seller's first priority Lien on and security interest in the Receivables and such Other Conveyed Property as against any third parties or the Trustee's first priority Lien on and security interest in the Receivables and Other Trust Property as against any third parties.

         (s) SECURITY INTEREST IN FUNDS AND INVESTMENTS. Assuming the retention of funds in the Trust Accounts and the acquisition of Eligible Investments in accordance with the Transaction Documents, such funds and Eligible Investments will be subject to a valid and perfected, first priority security interest in favor of the Trustee. Assuming the retention of funds in the Spread Account and the acquisition of Eligible Investments in accordance with the Spread Account Agreement, such funds and Eligible Investments will be subject to a valid and perfected, first priority security interest in favor of the Collateral Agent on behalf of Financial Security.

         (t) TAXES. Each of Atlantic and the Seller, and each of their respective Subsidiaries, has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Seller or Atlantic in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.

         (u) SELLER STOCK. The shares of stock of the Seller which have been pledged pursuant to the Stock Pledge Agreement constitute all of the issued and outstanding shares of the Seller.

    Section 2.02. AFFIRMATIVE COVENANTS OF ATLANTIC AND THE SELLER. Atlantic hereby agrees with respect to itself and with respect to the Seller, and the Seller hereby agrees with respect to itself, that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

         (a) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. Each of the Seller and Atlantic shall perform each of its respective obligations under the Transaction Documents and shall comply with all material requirements of, and the Securities shall be offered and sold in accordance with, any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents.

         (b) FINANCIAL STATEMENTS; ACCOUNTANTS' REPORTS; OTHER INFORMATION.
Each of Atlantic and the Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and, (i) in the case of Atlantic, shall clearly reflect therein the transfer of the Receivables to the Seller, and (ii) in the case of the Seller, shall clearly reflect therein the transfer of the Receivables to the Trust. Each of Atlantic and the Seller shall furnish or cause to be furnished to Financial Security:

               (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year of UAG, Atlantic and the Seller, the audited balance sheets of UAG, Atlantic and the Seller, as of the end of such fiscal year and the audited statements of income, changes in equity and cash flows of UAG, Atlantic and the Seller, for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of UAG's, Atlantic's and the Seller's independent accountants (who shall be, in each case, a nationally recognized firm or otherwise acceptable to Financial Security) and by the certificate specified in Section 2.02(c) hereof.

              (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the close of each of the first three quarters of each fiscal year of UAG, Atlantic and the Seller, the unaudited balance sheets of UAG, Atlantic and the Seller, as of the end of such quarter and the unaudited statements of income, changes in equity and cash flows of UAG, Atlantic and the Seller, for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), and accompanied by the certificate specified in Section 2.02(c) hereof if such certificate is required to be provided pursuant to such Section.

             (iii) ACCOUNTANTS' REPORTS. If a Special Event has occurred, copies of any reports submitted to UAG, Atlantic and the Seller by their respective independent accountants in connection with any examination of the financial statements of UAG, Atlantic or the Seller, promptly upon receipt thereof.

              (iv) OTHER INFORMATION. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by Atlantic or the Seller pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request; PROVIDED, HOWEVER, that neither Atlantic nor the Seller shall be required to deliver any such items if provision by some other party to Financial Security is required under the Transaction Documents unless such other party fails to deliver such item and notice of such failure is given to Atlantic or the Seller, as the case may be. Atlantic and the Seller shall, upon the request of Financial Security, permit Financial Security or its authorized agents (A) to inspect the books and records of Atlantic and the Seller as they may relate to the Securities, the Receivables and the Other Trust Property, the obligations of Atlantic or of the Seller under the Transaction Documents, the Transaction and, but only following the occurrence of a Special Event, Atlantic's business;
    (B) to discuss the affairs, finances and accounts of Atlantic or the Seller with its respective Chief Operating Officer and Chief Financial Officer (or a Responsible Officer with responsibilities and functions equivalent thereto), no more frequently than annually, unless a Special Event has occurred; and (C) to discuss the affairs, finances and accounts of Atlantic or the Seller with its independent accountants, PROVIDED that an officer of Atlantic or the Seller, as the case may be, shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of Atlantic or the Seller, as the case may be. In addition, Atlantic shall promptly (but in no case more than 30 days following issuance or receipt by a Commonly Controlled Entity) provide to Financial Security a copy of all correspondence between a Commonly Controlled Entity and the PBGC, IRS, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of Atlantic and the Seller will be maintained at the respective addresses designated herein for receipt of notices, unless Atlantic or the Seller shall otherwise advise the parties hereto in writing.

               (v) Atlantic shall provide or cause to be provided to Financial Security an executed original copy of each document executed in connection with the Transaction within 10 days after the date of closing.

              (vi) Subject to clause (l) of this Section 2.02, promptly after the filing or sending thereof, copies of all proxy statements, financial statements, reports and registration statements which Atlantic or the Seller files, or delivers to, the IRS, the Commission, or any other federal, state or foreign government agency, authority or body which supervises the issuance of securities by Atlantic and the Seller or any national securities exchange.

         (c) COMPLIANCE CERTIFICATE. Each of UAG, Atlantic and the Seller shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to Section 2.02(b)(i) hereof and concurrently with the delivery of the financial statements required pursuant to
Section 2.02(b)(ii) hereof, a certificate signed by the Chief Financial Officer (or a Responsible Officer with responsibilities and functions equivalent thereto) of each of UAG (with respect to (iii) below only), Atlantic and the Seller stating that:

               (i) a review of Atlantic's and the Seller's respective performance under the Transaction Documents during such period has been made under such officer's supervision;

              (ii) to the best of such individual's knowledge, no Special Event, Default or Event of Default has occurred, or if a Special Event, Default or Event of Default has occurred, specifying the nature thereof and, if Atlantic or the Seller has a right to cure any such Default or Event of Default pursuant to Section 5.01, stating in reasonable detail the steps, if any, being taken by Atlantic or the Seller, as the case may be, to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

             (iii)  the attached financial reports submitted in accordance with
    Section 2.02(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of UAG, Atlantic and the Seller, as the case may be, as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

         (d) NOTICE OF MATERIAL EVENTS. Each of Atlantic and the Seller shall promptly inform Financial Security in writing of the occurrence of any of the following:

               (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against Atlantic or the Seller pertaining to the Receivables in general, (B) with respect to a material portion of the Receivables or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Receivables;

              (ii) any change in the location of Atlantic's or the Seller's principal office or any change in the location of Atlantic's or the Seller's books and records;

             (iii) the occurrence of any Default, Event of Default or Special Event; or

              (iv) any other event, circumstance or condition that has resulted, or has a material possibility of resulting, in a Material Adverse Change in respect of Atlantic or the Seller.

         (e) FURTHER ASSURANCES. Each of Atlantic and the Seller will file or cause to be filed all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the Lien on and first priority security interest in, and all rights of the Trustee for the benefit of the Certificateholders and Financial Security with respect to the Receivables and the Other Trust Property, under the Pooling and Servicing Agreement. In addition, each of Atlantic and the Seller shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten (10) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trustee, for the benefit of the Certificateholders and Financial Security, in the Receivables and the Other Trust Property, free and clear of all Liens and Restrictions on Transferability except the Lien in favor of the Trustee, for the benefit of the Certificateholders and Financial Security, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement. In addition, each of Atlantic and the Seller agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

         (f) RETIREMENT OF SECURITIES. Atlantic or the Seller shall cause the Trustee, upon retirement of the Securities pursuant to the Pooling and Servicing Agreement or otherwise, to furnish to Financial Security a notice of such retirement, and, upon retirement of the Securities and the expiration of the term of the Policy, to surrender the Policy to Financial Security for cancellation.

         (g) THIRD-PARTY BENEFICIARY. Each of Atlantic and the Seller agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Pooling and Servicing Agreement and the Receivables Purchase Agreement and hereby incorporates and restates its respective representations, warranties and covenants as set forth therein for the benefit of Financial Security.

         (h) CORPORATE EXISTENCE. Each of Atlantic and the Seller shall maintain its respective corporate existence and shall at all times continue to be duly organized under the laws of its jurisdiction of incorporation or organization and continue to be duly qualified and duly authorized (as described in Sections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its respective certificate of incorporation and bylaws or other applicable governing documents.

         (i) DISCLOSURE DOCUMENT. (1) Each Offering Document delivered with respect to the Securities shall clearly disclose that the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each Offering Document delivered with respect to the Securities which includes financial statements of Financial Security prepared in accordance with generally accepted accounting principles shall include the following statement immediately preceding such financial statements:

                 The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

         (2) Each Offering Document delivered with respect to the Securities subsequent to the Date of Issuance shall be in form and substance satisfactory to Financial Security in its sole discretion as evidenced by Financial Security's prior written consent to the use thereof.

         (j) SPECIAL PURPOSE ENTITY.

               (i) The Seller shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those officers are concerned, and particularly will avoid the appearance of conducting business on behalf of Atlantic or any Affiliate thereof or that the assets of the Seller are available to pay the creditors of Atlantic or any Affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Seller.

              (ii) The Seller shall maintain corporate records and books of account separate from those of Atlantic and the Affiliates thereof. The Seller's books and records shall clearly reflect the transfer of the Receivables to the Trust and the sale of the Securities each as a sale of the Seller's interest in the Receivables. The books of account and corporate records of the Seller will be separate from those of Atlantic and its Affiliates and will be maintained at the address designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing.

             (iii) The Seller shall obtain proper authorization from its board of directors of all corporate actions requiring such authorization. Meetings of the board of directors will be held at least once per annum and copies of the minutes of each such board meeting shall be delivered to Financial Security within two weeks of such meeting.

              (iv) The Seller shall obtain proper authorization from its shareholders of all corporate action requiring shareholder approval. Meetings of the shareholders of the Seller shall be held not less frequently than one time per annum and copies of each such authorization and the minutes of each such shareholder meeting shall be delivered to Financial Security within two weeks of such authorization or meeting, as the case may be.

               (v) Although the organizational expenses of the Seller have been paid by Atlantic, operating expenses and liabilities of the Seller shall be paid from its own funds.

              (vi) The annual financial statements of the Seller shall disclose the effects of the Seller's transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Seller are not available to pay creditors of Atlantic or any Affiliate thereof.

             (vii) The resolutions, agreements and other instruments of the Seller underlying the transactions described in this Agreement and the other Transaction Documents shall be continuously maintained by the Seller as official records of the Seller separately identified and held apart from the records of Atlantic and each Affiliate thereof.

            (viii) The Seller shall maintain an arm's-length relationship with Atlantic and the Affiliates thereof and will not hold itself out as being liable for the debts of Atlantic or any Affiliate thereof.

              (ix) The Seller shall keep its assets and its liabilities wholly separate from those of all other entities, including, but not limited to Atlantic and the Affiliates thereof.

         (k) MAINTENANCE OF LICENSES. Atlantic and the Seller shall each maintain all licenses, permits, charters and registrations which are material to the performance by Atlantic and the Seller, as the case may be, of its business or of its respective obligations under this Agreement and each other Transaction Document.

         (l) REGISTRATION STATEMENTS FOR THE SECURITIES. Each of Atlantic and the Seller shall (i) provide Financial Security with written notice at least 30 days prior to the filing of any registration statement relating to the Securities, (ii) provide Financial Security with a copy of such registration statement to be filed at least 15 days prior to such filing, (iii) prior to such filing, obtain the written consent of Financial Security with respect to the filing of such registration statement and (iv) provide Financial Security with any opinions of counsel as Financial Security may request in connection with the registration of the Securities under the Securities Act, which opinions shall be addressed to Financial Security and shall be in form and substance satisfactory to Financial Security.

    Section 2.03. NEGATIVE COVENANTS OF ATLANTIC AND THE SELLER. Atlantic hereby agrees with respect to itself and with respect to the Seller (provided, that in the case of subparagraph (j) below, Atlantic covenants with respect to the Seller solely in its capacity as sole shareholder of the Seller and not on behalf of the Seller), and the Seller hereby agrees with respect to itself that during the Term of the Agreement, unless Financial Security shall otherwise expressly consent in writing:

         (a) RESTRICTIONS ON LIENS. Neither Atlantic nor the Seller shall (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Receivables or the Other Trust Property except for the Lien in favor of the Trustee, for the benefit of the Certificateholders and Financial Security, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement or (ii) with respect to the Receivables and the Other Trust Property, sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names either Atlantic or the Seller as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Certificateholders and Financial Security.

         (b) IMPAIRMENT OF RIGHTS. Neither Atlantic nor the Seller shall take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Certificateholders or Financial Security, (ii) result in a Material Adverse Change in respect of the Receivables or (iii) impair the ability of Atlantic or the Seller to perform its obligations under the Transaction Documents, including any consolidation or merger with any Person or any transfer of all or any material amount of Atlantic's or the Seller's assets to any other Person if such consolidation, merger or transfer would materially impair the net worth of Atlantic or the Seller or any successor Person obligated, after such event, to perform Atlantic's or the Seller's obligations under the Transaction Documents.

         (c) WAIVER, AMENDMENTS, ETC. Neither Atlantic nor the Seller shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents or, if applicable, the Seller's certificate of incorporation or bylaws unless Financial Security shall have consented thereto in writing and such amendment, modification or waiver shall not, as evidenced by an opinion of counsel addressed to Financial Security, have a material adverse effect on the interests of any Certificateholder or Financial Security.

         (d) SUCCESSORS. Neither Atlantic nor the Seller shall terminate or designate, or consent to the termination or designation of, the Servicer, the Backup Servicer, the Trustee or Collateral Agent or any successor thereto without the prior written approval of Financial Security.

         (e) CREATION OF INDEBTEDNESS; GUARANTEES. The Seller shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness guaranteed or approved in writing by Financial Security. Without the prior written consent of Financial Security, the Seller shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

         (f) SUBSIDIARIES. The Seller shall not form, or cause to be formed, any Subsidiaries.

         (g) ISSUANCE OF STOCK. The Seller shall not issue or allow the issuance of any shares of its capital stock or rights, warrants or options in respect of its capital stock, other than the shares of common stock which have been pledged to Financial Security under the Stock Pledge Agreement.

         (h) NO MERGERS. (a) The Seller shall not consolidate with or merge into any Person or transfer all or any material portion of its assets to any Person or liquidate or dissolve; and (b) Atlantic shall not consolidate with or merge into any Person or transfer all or any material portion of its assets to any Person or liquidate or dissolve except, in each case, as permitted by and in accordance with the terms of Section 9.2 of the Pooling and Servicing Agreement.

         (i) OTHER ACTIVITIES.  The Seller shall not:

               (i) sell, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents and under the Seller's certificate of incorporation; or

              (ii) engage in any business or activity other than as contemplated by the Transaction Documents and as permitted under and in accordance with the Seller's certificate of incorporation.

         (j) INSOLVENCY. Neither Atlantic nor the Seller shall commence with respect to the Seller any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to it or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. Neither Atlantic nor the Seller shall take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. The Seller shall not admit in writing its inability to pay its debts.

         (k) ERISA. The Seller shall not contribute or incur any obligation to contribute to, or incur any liability in respect of, any Plan or Multiemployer Plan.

         (l) DIVIDENDS. The Seller shall not declare or make payment of (i) any dividend or other distribution on or in respect of any shares of its capital stock, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire shares of its capital stock unless (in each case) at the time of such declaration or payment (and after giving effect thereto) no amount payable by the Seller under any Transaction Document with respect to any Series is then due and owing but unpaid.

         (m) TRANSFER OF SUBORDINATE CERTIFICATES. The Seller shall not sell, transfer, assign, convey or pledge any Class B Certificate at any time subsequent to the Date of Issuance to any Person that is an Affiliate of the Seller, unless, prior to such sale, transfer, assignment, conveyance or pledge, the Seller delivers to Financial Security an Opinion of Counsel substantially similar in form and substance to the Opinion of Counsel delivered on the Date of Issuance as to non-consolidation of the assets and liabilities of (x) the Seller and Atlantic and (y) the Seller and any such Affiliate (other than Atlantic); PROVIDED, HOWEVER, that the Seller shall not sell, transfer, assign, convey or pledge any Class B Certificate at any time subsequent to the Date of Issuance to any Person that is not an Affiliate of the Seller unless, (i) prior to such sale, transfer, assignment, conveyance or pledge, such Person delivers to Financial Security (A) its agreement in writing to the effect that so long as it has any interest in any Class B Certificate such Person shall not become an Affiliate of the Seller and (B) its agreement in writing substantially similar in form and substance to the nonpetition covenant that appears as Section 3.7 of the Pooling and Servicing Agreement with respect to the Seller, and (ii) the obligations of the Seller to such Person in connection with such sale, transfer, assignment, conveyance or pledge shall be recourse only to the extent of amounts received by the Seller pursuant to Section 3.03(b) of the Spread Account Agreement.

         (n) RELEASE OF LIENS. Each of Atlantic and the Seller shall duly file on behalf of CXC and CNAI and other relevant parties, in either case no later than the second Business Day immediately following the Closing Date, the amendments to, and/or terminations of, UCC financing statements evidencing the release by CXC, CNAI and other relevant parties of any Liens on the Receivables and the Other Trust Property that are referred to in clause (m) of Appendix II hereof.


                                     ARTICLE III.

                      THE POLICY; REIMBURSEMENT; INDEMNIFICATION

    Section 3.01. ISSUANCE OF THE POLICY. Financial Security agrees to issue the Policy subject to satisfaction of the conditions precedent set forth in Appendix II hereto.

    Section 3.02.  PAYMENT OF FEES AND PREMIUM.

         (a) LEGAL FEES. Promptly after the Date of Issuance, Atlantic shall pay or cause to be paid legal fees and disbursements incurred by Financial Security in connection with the issuance of the Policy.

         (b) RATING AGENCY FEES. The initial fees of S&P and Moody's with respect to the Securities and the transactions contemplated hereby shall be paid by Atlantic in full on the Date of Issuance, or otherwise provided for to the satisfaction of Financial Security. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Securities shall be for the account of, and shall be billed to, Atlantic. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Securities, in which case the cost for such agency shall be paid by Atlantic.

         (c) AUDITORS' FEES. Atlantic shall pay on demand any additional fees of Financial Security's auditors payable in respect of any Offering Document that are incurred after the Date of Issuance. It is understood that Financial Security's auditors shall not incur any additional fees in respect of future Offering Documents except at the request of or with the consent of Atlantic.

         (d) PREMIUM. In consideration of the issuance by Financial Security of the Policy, Financial Security shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, directly from Atlantic and
(ii) in the case of Premium due after the Date of Issuance, FIRST, from monies available for such payment in accordance with Section 5.5(a) of the Pooling and Servicing Agreement and SECOND, to the extent that such monies are insufficient, from Atlantic. The Premium paid hereunder or under the Pooling and Servicing Agreement shall be nonrefundable without regard to whether Financial Security makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity. Although the Premium is fully earned by Financial Security as of the Closing Date, the Premium shall be payable in periodic installments as provided in the Premium Letter. Anything herein or in any of the Transaction Documents notwithstanding, upon the occurrence of an Event of Default, the entire outstanding balance of further installments of the Premium shall be immediately due and payable. All payments of Premium shall be made by wire transfer to an account designated from time to time by Financial Security by written notice to the Seller and Atlantic.

    Section 3.03. REIMBURSEMENT OBLIGATION. Notwithstanding any of the following provisions of this Section 3.03 to the contrary, the payment obligations set forth in Sections 3.03(a), (b), (c) and (d)(v) (to the extent of advances to the Trust in respect of distributions on the Securities) shall be non-recourse obligations with respect to Atlantic and shall be payable only from monies available for such payment in accordance with Section 5.5(a) of the Pooling and Servicing Agreement (except to the extent that any such payment obligation arises from a failure to perform or default of Atlantic, the Seller or any Affiliate thereof under any Transaction Document or by reason of negligence, willful misconduct or bad faith on the part of Atlantic or the Seller in the performance of its duties and obligation thereunder or reckless disregard by Atlantic or the Seller of it duties and obligations thereunder). Atlantic and the Seller agree to pay to Financial Security the following amounts as and when incurred:

         (a) a sum equal to the total of all amounts paid by Financial Security under the Policy;

         (b) interest on any and all amounts described in this Section 3.03 or
Section 3.02(d) from the date due to Financial Security pursuant to the provisions hereof until payment thereof in full, payable to Financial Security at the Late Payment Rate per annum;

         (c) any payments made by Financial Security on behalf of, or advanced to, Atlantic, in its capacity as Servicer, the Trust or the Trustee, including, without limitation, any amounts payable by Atlantic, in its capacity as Servicer, the Trust or the Trustee pursuant to the Securities or any other Transaction Documents; and any payments made by Financial Security as, or in lieu of, any servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of Financial Security to third parties in connection with the Transaction; and

         (d) any and all out-of-pocket charges, fees, costs and expenses which Financial Security may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy, to the extent Financial Security has not been immediately reimbursed on the date that any amount is paid by Financial Security under the Policy, or other administrative expenses relating to such payments under the Policy, (ii) the administration, enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents or the Transaction, (iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document whether or not executed or completed, (iv) any review or investigation made by Financial Security in those circumstances where its approval or consent is sought under any of the Transaction Documents, (v) the foreclosure against, sale or other disposition of any collateral securing any obligations under any of the Transaction Documents or otherwise in the discretion of Financial Security, or pursuit of any other remedies under any of the Transaction Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition, (vi) preparation of bound volumes of the Transaction Documents, and (vii) any federal, state or local tax (other than taxes payable in respect of the gross income of Financial Security) or other governmental charge imposed in connection with the issuance of the Policy.

Financial Security reserves the right to charge a reasonable fee as a condition to executing any amendment, waiver or consent proposed in respect of any of the Transaction Documents.

    Section 3.04.  INDEMNIFICATION.

         (a) INDEMNIFICATION BY ATLANTIC AND THE SELLER. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, each of Atlantic and the Seller, jointly and severally, agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

               (i) any statement, omission or action (other than of or by Financial Security) in connection with the offering, issuance, sale, remarketing or delivery of the Securities or the Class B Certificates;

              (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Seller or Atlantic, as the case may be;

             (iii) the breach by the Seller or Atlantic, as the case may be, of any representation, warranty or covenant under any of the Transaction Documents or the occurrence, in respect of the Seller or Atlantic, as the case may be, under any of the Transaction Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default";

              (iv) the violation by the Seller or Atlantic of any federal, state or foreign law, rule or regulation, or any judgment, order or decree applicable to it; or

               (v) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in the Financial Security Information, it being understood that in respect of the initial Offering Document, the Financial Security Information is limited to information included under the caption "THE CERTIFICATE INSURER" and the financial statements of Financial Security appended thereto.

         (b) CONDUCT OF ACTIONS OR PROCEEDINGS. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Financial Security, any officer, director, shareholder, employee or agent of Financial Security or any Person controlling Financial Security (individually, an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") in respect of which indemnity may be sought from the Seller and Atlantic (the "INDEMNIFYING PARTY") hereunder, Financial Security shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to Financial Security and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; PROVIDED, HOWEVER, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses,
(ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to Financial Security in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the

Indemnifying Party and (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by Financial Security). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection
(b), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

         (c) CONTRIBUTION. To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), the Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

    Section 1.035. SUBROGATION. Subject only to the priority of payment provisions of the Pooling and Servicing Agreement, each of the Seller and Atlantic acknowledges that, to the extent of any payment made by Financial Security pursuant to the Policy, Financial Security is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Certificateholders to any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise. Each of the Seller and Atlantic agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of Financial Security, are necessary to evidence such subrogation and to perfect the rights of Financial Security to receive any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise.

                                     ARTICLE IV.

                                  FURTHER AGREEMENTS

    Section 4.01. EFFECTIVE DATE; TERM OF AGREEMENT. This Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as Financial Security is no longer subject to a claim under the Policy and the Policy shall have been surrendered to Financial Security for cancellation and (b) all amounts payable to Financial Security and the Certificateholders under the Transaction Documents and under the Securities have been paid in full; PROVIDED, HOWEVER, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Agreement.

    Section 4.02. OBLIGATION ABSOLUTE. (a) The payment obligations of the Seller and Atlantic hereunder shall be absolute and unconditional, and shall be paid strictly in accordance with this Agreement under all circumstances irrespective of the following:

               (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents, the Securities or the Policy;

              (ii)  any exchange or release of any other obligations hereunder;

             (iii) the existence of any claim, setoff, defense, reduction, abatement or other right which the Seller or Atlantic may have at any time against Financial Security or any other Person;

              (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of the Policy, or any statement therein being untrue or inaccurate in any respect;

               (v) any failure of the Seller to receive the proceeds from the sale of the Securities;

              (vi) any breach by the Seller or Atlantic of any representation, warranty or covenant contained in any of the Transaction Documents; or

             (vii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of the Seller or Atlantic in respect of any Transaction Document.

         (b) The Seller and Atlantic and any and all others who are now or may become liable for all or part of the obligations of the Seller or Atlantic under this Agreement agree to be bound by this Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness, if any, and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Seller or Atlantic; (v) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vi) consent to any and all extensions of time that may be granted by Financial Security with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (vii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

         (c) Nothing herein shall be construed as prohibiting Atlantic or the Seller from pursuing any rights or remedies it may have against any Person other than Financial Security in a separate legal proceeding.

    Section 4.03.  ASSIGNMENTS; REINSURANCE; THIRD-PARTY RIGHTS.

         (a) This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Seller nor Atlantic may assign its rights under this Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial

Security. Any assignment made in violation of this Agreement shall be null and void.

         (b) Financial Security shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as Financial Security may in its discretion determine; PROVIDED, HOWEVER, that no such participation or reinsurance agreement or arrangement shall relieve Financial Security of any of its obligations hereunder or under the Policy.

         (c) In addition, Financial Security shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of Financial Security in connection therewith any rights of Financial Security under the Transaction Documents, or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the Transaction.

         (d) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Certificateholder, other than Financial Security, against the Seller or Atlantic, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Certificateholder shall have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by Atlantic or the Seller pursuant to Section 3.02, 3.03 or 3.04 hereof.

    Section 4.04. LIABILITY OF FINANCIAL SECURITY. Neither Financial Security nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to Financial Security (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless Financial Security had actual knowledge thereof). In furtherance and not in limitation of the foregoing, Financial Security (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                      ARTICLE V.

                             EVENTS OF DEFAULT; REMEDIES

    Section 5.01. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

         (a) any demand for payment shall be made under the Policy;

         (b) any representation or warranty made by the Seller, the Servicer or Atlantic under any of the Transaction Documents, or in any certificate or report furnished under any of the Transaction Documents, shall prove to be untrue or incorrect in any material respect; PROVIDED, HOWEVER, that if the Seller, the Servicer or Atlantic effectively cures any such defect in any representation or warranty under any Transaction Document or in any certificate or report furnished under any Transaction Document within 30 days after such defect arose, such defect shall not in and of itself constitute an Event of Default hereunder;

         (c) (i) the Seller, the Servicer or Atlantic shall fail to pay when due any amount payable by the Seller, the Servicer or Atlantic under any of the Transaction Documents; (ii) the Seller, the Servicer or Atlantic shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto;

         (d) the Seller, the Servicer or Atlantic shall fail to perform or observe any other covenant or agreement contained in any of the Transaction Documents (except for the obligations described under clause (c) above or clause
(l) below) and such failure shall continue for a period of 30 days after written notice given to the Seller, the Servicer or Atlantic, as the case may be;

         (e) Atlantic, the Servicer or the Seller shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate it insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming it as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against any of Atlantic, the Servicer or the Seller under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against any of Atlantic, the Servicer or the Seller seeking liquidation of its assets and such Person shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 30 days or there shall be appointed or any of Atlantic, the Servicer or the Seller shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Person or the whole or any substantial part of its properties or assets or such Person shall take any corporate action in furtherance of any of the foregoing;

         (f) the Average Delinquency Ratio as of any Determination Date shall have been equal to or greater than 5.0%;

         (g) the Average Default Rate with respect to any Determination Date shall have been equal to or greater than 10.0%;

         (h) the Average Net Loss Rate with respect to any Determination Date shall have been equal to or greater than 5.0%;

         (i) the occurrence of a Servicer Termination Event under the Pooling and Servicing Agreement;

         (j) the occurrence of an "Event of Default" under and as defined in any Insurance and Indemnity Agreement or similar agreement among Atlantic and/or the Seller and/or any Affiliate of Atlantic and Financial Security entered into with respect to another Series;

         (k) a notice of termination with respect to the Lockbox Agreement shall have been delivered and a replacement Lockbox Bank acceptable to Financial Security shall not have executed a Lockbox Agreement in form and substance satisfactory to Financial Security within 30 days of such notice; and

         (l) the failure of Atlantic or the Seller to comply with Section 2.03(n) of this Insurance Agreement.

    Section 5.02. REMEDIES; WAIVERS. (a) Upon the occurrence of an Event of Default, Financial Security may exercise any one or more of the rights and remedies set forth below:

               (i) declare the Premium Supplement to be immediately due and payable, and the same shall thereupon be immediately due and payable, whether or not Financial Security shall have declared an "Event of Default" or shall have exercised, or be entitled to exercise, any other rights or remedies hereunder;

              (ii) exercise any rights and remedies available under the Transaction Documents in its own capacity or in its capacity as the Person entitled to exercise the rights of the Certificateholders in respect of the Securities; or

             (iii) take whatever action at law or in equity may appear necessary or desirable in its judgment to enforce performance of any obligation of the Seller or Atlantic under the Transaction Documents.

         (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Transaction Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.

         (c) If any proceeding has been commenced to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to Financial Security, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of Financial Security shall continue as though no such proceeding had been instituted.

         (d) Financial Security shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to the Seller and Atlantic. Any such waiver may only be effected in writing duly executed by Financial Security, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.

                                     ARTICLE VI.

                                    MISCELLANEOUS

    Section 6.01. AMENDMENTS, ETC. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

    Section 6.02. NOTICES. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

    (a) To Financial Security:         Financial Security Assurance Inc.
                                       350 Park Avenue
                                       New York, New York 10022

                                       Attention: Surveillance Department
                                       Re:  Atlantic Auto Grantor Trust 1996-A
                                       6.70% Asset Backed Certificates, Class A
                                       Confirmation: (212) 826-0100
                                       Telecopy Nos.: (212) 339-3518,
                                                      (212) 339-3529
                                       (in each case in which notice or other
                                       communication to Financial Security
                                       refers to an Event of Default, a claim
                                       on the Policy or with respect to which
                                       failure on the part of Financial
                                       Security to respond shall be deemed to
                                       constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

    (b) To the Seller:                 Atlantic Auto Third Funding
                                         Corporation
                                       c/o Atlantic Auto Finance
                                         Corporation
        (for so long                   800 Perinton Hills Office Park
        as Atlantic is the             P.O. Box 1502
        Servicer)                      Fairport, New York  14450

                                       Telecopy No:   (716) 421-1954
                                       Confirmation:  (716) 421-1955

    (c) To Atlantic:                   Atlantic Auto Finance Corporation
                                       800 Perinton Hills Office Park
                                       P.O. Box 1502
                                       Fairport, New York  14450

                                       Telecopy No:   (716) 421-1954
                                       Confirmation:  (716) 421-1955

    A party may specify an additional or different address or addresses by writing mailed or delivered to the other party as aforesaid. All such notices and other communications shall be effective upon receipt.

    Section 6.03. PAYMENT PROCEDURE. In the event of any payment by Financial Security for which it is entitled to be reimbursed or indemnified as provided above, each of the Seller and Atlantic agrees to accept the voucher or other evidence of payment as PRIMA FACIE evidence of the propriety thereof and the liability therefor to Financial Security. All payments to be made to Financial Security under this Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as Financial Security shall otherwise direct by written notice to the Seller and Atlantic. In the event that the date of any payment to Financial Security or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to Financial Security under this Agreement shall bear interest at the Late Payment Rate from the date due to the date paid.

    Section 6.04. SEVERABILITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

    Section 6.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    Section 6.06. CONSENT TO JURISDICTION. (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

         (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

         (c) Each of the Seller and Atlantic hereby irrevocably appoints and designates CT Corporation System, whose address is 1633 Broadway, New York, New York 10019, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each of the Seller and Atlantic agrees that service of such process upon such Person shall constitute personal service of such process upon it.

         (d) Nothing contained in the Agreement shall limit or affect Financial Security's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Seller or Atlantic or its respective property in the courts of any jurisdiction.

    Section 6.07. CONSENT OF FINANCIAL SECURITY. In the event that Financial Security's consent is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by Financial Security in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

    Section 6.08.  COUNTERPARTS.  This Agreement
 may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

    Section 6.09. TRIAL BY JURY WAIVED. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

    Section 6.10. LIMITED LIABILITY. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

    Section 6.11. ENTIRE AGREEMENT. This Agreement, the Premium Letter and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

    Section 6.12 NON-PETITION COVENANT. Until one year plus one day shall have elapsed since the termination of the Trust in accordance with Section 12.1 of the Pooling and Servicing Agreement, Financial Security shall not petition or otherwise invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or the Trust.

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                                       FINANCIAL SECURITY ASSURANCE INC.


                                       By: /s/ Claire M. Robinson
                                          ------------------------------------
                                          Name:  Claire M. Robinson
                                          Title: Managing Director



                                       ATLANTIC AUTO FINANCE CORPORATION


                                       By: /s/ Richard J. Harrison
                                          ------------------------------------
                                          Name:  Richard J. Harrison
                                          Title: President



                                       ATLANTIC AUTO THIRD FUNDING CORPORATION


                                       By: /s/ Richard J. Harrison
                                          ------------------------------------
                                          Name:  Richard J. Harrison
                                          Title: President

                                      APPENDIX I

                                     DEFINITIONS

    "AAFC" means Atlantic Auto Funding Corporation, a Delaware corporation and a wholly owned subsidiary of Atlantic.

    "AAFC ASSIGNMENT" means that certain Assignment dated as of July 19, 1996, by AAFC for the benefit of Atlantic, pursuant to which AAFC transfers all its rights to the Receivables and other related property to Atlantic.

    "ACCUMULATED FUNDING DEFICIENCY" shall have the meaning provided in Section 412 of the Code and Section 302 of ERISA, whether or not waived.

    "BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.

    "CERTIFICATEHOLDERS" means registered holders of the Securities.

    "CLASS B CERTIFICATES" means the $1,417,958.27 Asset Backed Certificates, Class B, issued and executed by the Trust and authenticated by the Trustee, in substantially the form set forth in Exhibit B to the Pooling and Servicing Agreement.

    "CNAI" means Citibank North America, Inc., a Delaware corporation.

    "CODE" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "COMMISSION" means the Securities and Exchange Commission.

    "COMMONLY CONTROLLED ENTITY" means the Seller or Atlantic and each entity, whether or not incorporated, which is affiliated with the Seller or Atlantic pursuant to Section 414(b), (c), (m) or (o) of the Code.

    "CUSTODIAL AGREEMENT" means the Custodial Agreement dated as of June 20, 1996, among the Custodian, the Trustee and Atlantic, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

    "CUSTODIAL RECEIVABLES FILES" shall have the meaning set forth in Section 3.2(a) of the Pooling and Servicing Agreement.


                                      Appendix I
                                      ----------
                                          1

    "CXC" means CXC Incorporated, a Delaware corporation.


    "CXC ASSIGNMENT" means that certain Assignment dated as of July 19, 1996, by CXC for the benefit of AAFC, pursuant to which CXC transfers all its rights to the Receivables and other related property to AAFC.

    "CXC RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement dated as of August 11, 1995, among AAFC, Atlantic, CXC and Citicorp, North America, Inc. as agent thereunder.

    "DATE OF ISSUANCE" means the date on which the Policy is issued as specified therein.

    "DEFAULT" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

    "ERISA" means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "EVENT OF DEFAULT" means any event of default specified in Section 5.01 of this Agreement.

    "EXPIRATION DATE" means the final date of the Term of the Policy, as specified in the Policy.

    "FINANCIAL SECURITY" means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

    "FINANCIAL SECURITY INFORMATION" has the meaning provided in Section 2.01(j) of this Agreement.

    "FINANCIAL STATEMENTS" means, with respect to Atlantic and UAG, as the case may be, its balance sheet as of December 31, 1995 and its statements of income, retained earnings and cash flows for the 12-month period then ended and the notes thereto and its balance sheet as of March 31, 1996 and its statements of income, retained earnings and cash flows for the three months then ended and the notes thereto, if applicable.

    "FISCAL AGENT" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

    "INDEMNIFICATION AGREEMENT" means the Indemnification Agreement dated as of June 20, 1996 among Financial Security, the Seller and the Initial Purchaser, as the same may be amended,


                                      Appendix I
                                      ----------
                                          2
supplemented or otherwise modified from time to time in accordance with the terms thereof.

    "INITIAL PURCHASER" means Donaldson, Lufkin & Jenrette Securities
Corporation.

    "INITIAL PURCHASER AGREEMENT" means the Purchase Agreement dated July 19, 1996, between the Initial Purchaser and the Seller with respect to the purchase and sale of the Securities, as the same may be amended, Supplemented or otherwise modified from time to time.

    "INSURANCE AGREEMENT" means this Insurance and Indemnity Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

    "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of August 11, 1995 by and among CNAI, AAFC and certain other parties named therein.

    "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "IRS" means the Internal Revenue Service.

    "LATE PAYMENT RATE" means the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by The Chase Manhattan Bank at its principal office in the City of New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Chemical Bank) plus 3%, and (ii) the then applicable highest rate of interest on the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over 360 days.

    "LIEN" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.


                                      Appendix I
                                      ----------
                                          3

    "LOAN AND SECURITY AGREEMENT" means the Loan and Security Agreement dated as of June 28, 1995 among AAFC, Atlantic and CNAI.

    "MATERIAL ADVERSE CHANGE" means, (a) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or any of its Subsidiaries or Affiliates, or (ii) the ability of such Person to perform its obligations under any of the Transaction Documents to which it is a party and (b) in respect of any Receivable, a material adverse change in (i) the value or marketability of such Receivable, or (ii) the probability that amounts now or hereafter due in respect of such Receivable will be collected on a timely basis.

    "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

    "MULTIEMPLOYER PLAN" means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

    "NOTICE OF CLAIM" means a Notice of Claim and Certificate in the form attached as Exhibit A to Endorsement No. 1 to the Policy.

    "OFFERING DOCUMENT" means the Confidential Preliminary Offering Memorandum dated July 8, 1996 and the Confidential Offering Memorandum dated July 12, 1996, in each case, of the Seller in respect of the Securities and any amendment or supplement thereto and any other offering document of the Seller or an Affiliate thereof in respect of the Securities that makes reference to the Policy.

    "OTHER TRUST PROPERTY" means the Trust Property exclusive of the Policy.

    "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

    "PERSON" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).


                                      Appendix I
                                      ----------

    "PLAN" means any pension plan (other than a Multiemployer Plan) covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

    "POLICY" means the financial guaranty insurance policy, including any endorsements thereto, issued by Financial Security with respect to the Securities, substantially in the form attached as Annex I to this Agreement.

    "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of June 20, 1996 among the Seller, Atlantic, as Servicer, and the Trustee on behalf of the Certificateholders, pursuant to which the Securities are to be issued and the Receivables are to be serviced and administered, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

    "PREMIUM" means the premium payable in accordance with Section 3.02 of the Insurance Agreement and the Premium Supplement, if any.

    "PREMIUM LETTER" means the side letter among Financial Security, Atlantic, the Seller and the Trustee dated July 19, 1996 in respect of the premium payable in consideration of the issuance of the Policy.

    "PREMIUM SUPPLEMENT" means a non-refundable premium, in addition to the premium payable in accordance with Section 3.02 of this Agreement, payable to Financial Security in monthly installments commencing on the Premium Supplement Commencement Date and on each monthly anniversary thereof in accordance with the terms set forth in the Premium Letter.

    "PREMIUM SUPPLEMENT COMMENCEMENT DATE" means the date of occurrence of the Event of Default in respect of which the Premium Supplement shall have been declared due and payable in accordance with Section 5.02 of this Agreement.

    "PROVIDED DOCUMENTS" means the Transaction Documents and any documents, agreements, instruments, schedules, certificates, statements, cash flow schedules, number runs or other writings or data furnished to Financial Security by or on behalf of the Seller, Atlantic or AAFC with respect to itself, its Subsidiaries or Affiliates or the Transaction.

    "RECEIVABLE" has the meaning provided in the Pooling and Servicing
Agreement.


                                      Appendix I
                                      ----------
                                          5

    "RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement and Assignment dated as of June 20, 1996 between Atlantic and the Seller.

    "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

    "RESTRICTIONS ON TRANSFERABILITY" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.

    "SECURITIES" means the $45,837,000 of Atlantic Auto Grantor Trust 1996-A, 6.70% Asset Backed Certificates, Class A issued pursuant to the Pooling and Servicing Agreement.

    "SECURITIES ACT" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "SERIES 1996-A" or "SERIES 1996-A CERTIFICATES" means the Series of Certificates issued on the date hereof pursuant to the Pooling and Servicing Agreement.

    "SERIES OF CERTIFICATES" or "SERIES" means the Series 1996-A Certificates or any, or as the context may require, all, additional series of securities, certificates, notes or other obligations issued or arising as described in paragraph C of the Introductory Statements hereto.

    "SERVICER RECEIVABLES FILES" shall have the meaning set forth in Section 3.2(b) of the Pooling and Servicing Agreement.

    "SERVICER TERMINATION SIDE LETTER" means the letter from Financial Security to the Servicer, Trustee and Atlantic dated as of July 19, 1996, with regard to the renewal term of the Servicer.

    "S&P" means Standard & Poor's Ratings Group, division of McGraw Hill, Inc., and any successor thereto, and, if such entity


                                      Appendix I
                                      ----------
                                          6
shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

    "SPECIAL EVENT" means the occurrence of any one of the following: (a) an Event of Default under the Insurance Agreement has occurred and is continuing,
(b) a Trigger Event has occurred and is continuing, (c) any legal proceeding or binding arbitration is instituted with respect to the Transaction or (d) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of Atlantic, the Seller or the Receivables.

    "SPREAD ACCOUNT AGREEMENT" means the Master Spread Account Agreement, dated as of June 20, 1996 among the Seller, the Collateral Agent, the Trustee and Financial Security, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

    "STOCK PLEDGE AGREEMENT" means the Stock Pledge and Collateral Agency Agreement dated as of June 20, 1996, among Financial Security, Atlantic and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

    "SUBSIDIARY" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

    "TERM OF THE AGREEMENT" shall be determined as provided in Section 4.01 of this Agreement.

    "TERM OF THE POLICY" has the meaning provided in the Policy.

    "TRANSACTION" means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.

    "TRANSACTION DOCUMENTS" means this Agreement, the Indemnification Agreement, the Custodial Agreement, the Pooling and Servicing Agreement, the Premium Letter, the Lockbox


                                      Appendix I
                                      ----------
                                          7

Agreement, the Stock Pledge Agreement, the Receivables Purchase Agreement, the AAFC Assignment, the CXC Assignment, the Servicer Termination Side Letter and the Spread Account Agreement.

    "TRUST" means the trust created under the Pooling and Servicing Agreement.

    "TRUST ACCOUNTS" means the Collection Account, the Policy Payments Account, and the Lockbox Account.

    "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

    "TRUSTEE" means The Chase Manhattan Bank, as trustee under the Pooling and Servicing Agreement, and any successor thereto as trustee under the Pooling and Servicing Agreement.

    "UAG" means United Auto Group, Inc.

    "UNDERFUNDED PLAN" means any Plan that has an Underfunding.

    "UNDERFUNDING" means, with respect to any Plan, the excess, if any, of (a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.


                                      Appendix I
                                      ----------
                                          8

                                     APPENDIX II
                         TO INSURANCE AND INDEMNITY AGREEMENT

                    CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICY


    (a) PAYMENT OF INITIAL PREMIUM AND EXPENSES; PREMIUM LETTER. Financial Security shall have been paid, by or on behalf of Atlantic, a nonrefundable Premium and shall have been reimbursed, by or on behalf of Atlantic, for other fees and expenses identified in Section 3.02 of the Insurance Agreement as payable at closing and Financial Security shall have received a fully executed copy of the Premium Letter.

    (b) TRANSACTION DOCUMENTS. Financial Security shall have received a copy of each of the Transaction Documents, in form and substance satisfactory to Financial Security, duly authorized, executed and delivered by each party thereto. Without limiting the foregoing, the provisions of the Pooling and Servicing Agreement relating to the payment to Financial Security of Premium due on the Policy and the reimbursement to Financial Security of amounts paid under the Policy shall be in form and substance acceptable to Financial Security in its sole discretion.

    (c) CERTIFIED DOCUMENTS AND RESOLUTIONS. Financial Security shall have received a copy of (i) the certificate of incorporation and bylaws for each of the Seller, Atlantic and AAFC and (ii) the resolutions of the board of directors of each of the Seller, Atlantic and AAFC authorizing the issuance of the Securities (in the case of Atlantic and the Seller only) and the execution, delivery and performance by the Seller, Atlantic and AAFC of the Transaction Documents to which it is a party and the transactions contemplated thereby, certified by a Secretary or Assistant Secretary of the Seller, Atlantic or AAFC respectively (which certificate shall state that such certificate of incorporation and bylaws are in full force and effect without modification on the Date of Issuance).

    (d) INCUMBENCY CERTIFICATE. Financial Security shall have received a certificate of a Secretary or Assistant Secretary of the Seller, Atlantic and AAFC respectively, certifying the name and signatures of the officers of the Seller, Atlantic and AAFC, as the case may be, authorized to execute and deliver the Transaction Documents to which it is a party, respectively, and that all consents necessary to execute and deliver such documents have been obtained.

    (e) REPRESENTATIONS AND WARRANTIES; CERTIFICATE. The representations and warranties of the Seller and Atlantic, as the case may be, in the Insurance Agreement shall be true and correct


                                     Appendix II
                                      ----------
                                          1
as of the Date of Issuance with respect to such Person as if made on the Date of Issuance and Financial Security shall have received a certificate of an appropriate officer of the Seller and Atlantic, as the case may be, to that effect.

    (f) OPINIONS OF COUNSEL. Financial Security shall have received opinions of counsel addressed to Financial Security, Moody's and S&P in respect of the Seller, Atlantic, AAFC, the other parties to the Transaction Documents and the Transaction in form and substance satisfactory to Financial Security, addressing such matters as Financial Security may reasonably request, including without limitation, the items set forth in Appendix A hereto, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof.

    (g) APPROVALS, ETC. Financial Security shall have received true and correct copies of all approvals, licenses and consents, if any, required in connection with the Transaction.

    (h) NO LITIGATION, ETC. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction.

    (i) LEGALITY. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by any of the Transaction Documents, illegal or otherwise prevent the consummation thereof.

    (j) SATISFACTION OF CONDITIONS OF THE INITIAL PURCHASER AGREEMENT. All conditions in the Initial Purchaser Agreement to the Initial Purchaser's obligation to purchase the Securities shall have been satisfied.

    (k) ISSUANCE OF RATINGS. Financial Security shall have received confirmation that the risk secured by the Policy constitutes an investment grade risk by S&P and an insurable risk by Moody's and that the Securities, when issued, will be rated "AAA" by S&P and "Aaa" by Moody's.

    (l) MAINTENANCE OF RECEIVABLES FILES; FILINGS AND RECORDINGS. Financial Security shall have received evidence satisfactory to it that: (i) the Custodial Receivables Files are being maintained by and held in the custody of the Custodian pursuant to the Custodial Agreement; (ii) the Servicer Receivables Files are being maintained by the Servicer pursuant


                                     Appendix II
                                      ----------
                                          2
to the Pooling and Servicing Agreement; (iii) all filings necessary to perfect the interest of the Trust in the Receivables and the Other Trust Property have been made; and (iv) all taxes, fees and other changes payable in connection with such filings shall have been paid.

    (m) Financial Security shall have received the CXC Assignment, the AAFC Assignment, a release letter by CNAI and such other documents as are requested by Financial Security in connection with (i) the assignment by CXC to AAFC of certain of the Receivables and certain other property related thereto pursuant to the CXC Assignment and the release by CXC of its Lien on such property, (ii) the assignment by AAFC to Atlantic of the Receivables and certain other property related thereto pursuant to the AAFC Assignment and the release by AAFC of its Lien on such property and (iii) the repayment by AAFC of certain indebtedness owed by AAFC to CNAI under the Loan and Security Agreement and the release by CNAI of its Lien on certain of the Receivables and certain other property related thereto pursuant to the Loan and Security Agreement and the Intercreditor Agreement, in each case in form and substance satisfactory to Financial Security in its sole discretion, including, without limitation, delivery to the Trustee for filing of amendments to, and/or terminations of, UCC financing statements to be filed in such locations as are required to evidence the release of any Liens of CXC, AAFC, CNAI and other relevant parties, as the case may be, on the Receivables and the Other Trust Property.

    (n)  NO DEFAULT.  No Default or Event of Default shall have occurred.

    (o) ADDITIONAL ITEMS. Financial Security shall have received such other documents instruments, approvals or opinions requested by Financial Security as may be reasonably necessary to effect the Transaction, including but not limited to evidence satisfactory to Financial Security that all conditions precedent, if any, in the Transaction Documents have been satisfied.


                                     Appendix II
                                      ----------
                                          3